Exhibit 99.10

FOR IMMEDIATE RELEASE

TAKE-TWO CONTACTS:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software Announces Offers to Purchase by Zynga Inc. Of Any and All of Zynga’s Outstanding 0.25% Convertible Senior Notes due 2024 and

0% Convertible Senior Notes due 2026

New York, NY – May 23, 2022 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) (“Take-Two”) today announced that its wholly owned subsidiary Zynga Inc. (f/k/a Zebra MS II, Inc.) has commenced tender offers to repurchase any and all of Zynga’s outstanding 0.25% Convertible Senior Notes due 2024 (the “2024 Notes”) and 0% Convertible Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”) in compliance with the terms of the indentures governing the Notes (the “Indentures”). The tender offers are required to be made as a result of the transactions consummated on May 23, 2022 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 9, 2022, by and among Take-Two, Zynga Inc. (“Old Zynga”), Zebra MS II, Inc. and Zebra MS I, Inc., including the merger of Zebra MS I with and into Old Zynga and the subsequent merger of Old Zynga with and into Zebra MS II (the “Combination”).

Under the terms of the Indentures, the Combination constituted a Fundamental Change (as defined in each of the Indentures), and holders of the Notes, therefore, have the right to require Zynga to repurchase all or a portion of their Notes at a purchase price equal to 100% of the aggregate principal amount of their Notes to be repurchased, plus, in the case of the 2024 Notes, accrued and unpaid interest on the 2024 Notes to, but excluding, the Fundamental Change Repurchase Date (as defined below).

As a result of the Combination, holders also have the right to convert their Notes in whole or in part (in a principal amount of $1,000 or an integral multiple thereof) during the period from the Closing Date to the close of business on June 22, 2022 (the “Fundamental Change Conversion Period”), at the applicable conversion rate. As a result of the Combination, the Notes are convertible into units of reference property equal to the consideration paid to holders of Old Zynga’s common stock in the Combination of $3.50 in cash and 0.0406 shares of Take-Two common stock per share. During the Fundamental Change Conversion Period, the Conversion Rate for the 2024 Notes will be 137.3699, which includes a Make-Whole calculated based on the average last reported sales prices of Old Zynga’s common stock over the five trading day period ended on May 20, 2022, and as a result each $1,000 principal amount 2024 Note will be convertible into 5.5772 shares of Take-Two common stock, with cash paid in lieu of any such fractional shares, and $480.79 in cash. During the Fundamental Change Conversion Period, the Conversion Rate for the 2026 Notes will be 76.5404, and as a result each $1,000 principal amount 2026 Note will be convertible into 3.1075 shares of Take-Two common stock, with cash paid in lieu of any such fractional shares, and $267.89 in cash. Although the Combination constituted a Make-Whole Fundamental Change for both series of Notes, Holders of the 2026 Notes will not be entitled an increase in the Conversion Rate under the terms of the applicable Indenture because the average last reported sales prices of Old Zynga’s common stock over the five trading day period ended on May 20, 2022 was less than the minimum price per share that is required under the Indenture for the 2026 Notes for holders of the 2026 Notes to be entitled to receive an increase in the conversion rate.

The tender offers will expire at 5:00 p.m., New York City time, on June 22, 2022. The repurchase date for any Notes tendered pursuant to the tender offers will be June 23, 2022 (the “Fundamental Change Repurchase Date”).

Tenders of the Notes must be made prior to the expiration of the applicable tender offer and may be withdrawn at any time prior to the expiration of the applicable tender offer through compliance with the proper withdrawal procedure outlined in the Offer to Purchase for the applicable series of Notes.

None of Take-Two, Zynga, their respective boards of directors, or the trustee, paying agent and conversion agent for the Notes and the respective tender offers, is making any recommendation to noteholders as to whether to tender or refrain from tendering their Notes in the tender offers or whether to convert their Notes. Noteholders must decide how many Notes they will tender or convert, if any. The terms and conditions of the tender offers are described in the Offers to Purchase distributed to holders of the Notes.

The trustee, paying agent and conversion agent for the tender offers is Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association). Offers to Purchase will today be distributed to noteholders of record and filed with the Securities and Exchange Commission. For questions and requests for assistance in connection with the mechanics of surrender of Notes for repurchase under the Fundamental Change Repurchase Right or the conversion of the Notes may be directed to the paying agent and conversion agent at the following address: c/o Computershare Trust Company N.A., Corporate Trust Operations MAC N9300-070 600, S. 4th Street, 7th floor, Minneapolis, MN 55415.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The tender offers are being made only pursuant to the Offers to Purchase and related materials that Zynga will distribute to holders of the Notes after Zynga files with the Securities and Exchange Commission its Schedule TO and Offers to Purchase. Holders of the Notes should read carefully the applicable Offer to Purchase and related materials because they contain important information, including the various terms of, and conditions to, the applicable tender offer. After Zynga files its Schedule TO and Offers to Purchase with the Securities and Exchange Commission, holders of the Notes may obtain a free copy of the tender offer statement on Schedule TO, the Offers to Purchase and other documents that Zynga will be filing with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at www.sec.gov or by contacting Computershare Trust Company, N.A., the trustee, paying agent and conversion agent for the tender offers, at the following address: c/o Computershare Trust Company N.A., Corporate Trust Operations MAC N9300-070 600, S. 4th Street, 7th floor, Minneapolis, MN 55415. Holders of the Notes are urged to carefully read these materials prior to making any decision with respect to the applicable tender offer.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are currently designed for console gaming systems, PC, and Mobile including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.

All trademarks and copyrights contained herein are the property of their respective holders.

About Zynga Inc.

Zynga is a global leader in interactive entertainment with a mission to connect the world through games and a wholly-owned subsidiary of Take-Two Interactive Software, Inc. With massive global reach in more than 175 countries and regions, the combined diverse portfolio of popular game franchises has been downloaded more than 5 billion times on mobile, including CSR RacingTM, Dragon City, Empires & PuzzlesTM, FarmVilleTM, Golf RivalTM, Hair ChallengeTM, Harry Potter: Puzzles & SpellsTM, High Heels!TM, Merge Dragons!TM, Merge Magic!™, Monster Legends, Toon Blast™, Top Eleven, Toy Blast™, Two Dots, Words With FriendsTM and Zynga PokerTM. Zynga is also an industry-leading next-generation platform with the ability to optimize programmatic advertising and yields at scale with Chartboost, a leading mobile advertising and monetization platform. Founded in 2007, Zynga is headquartered in California with locations in North America, Europe and Asia. For more information, visit www.zynga.com or follow Zynga on Twitter, Instagram, Facebook or the Zynga blog.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, Take-Two claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which Take-Two operates, and the current beliefs and assumptions of management of Take-Two; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in the businesses of Take-Two, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including: risks that the Combination disrupts the current plans and operations of Take-Two; the diversion of the management team of Take-Two from its ongoing business operations; the ability of Take-Two to retain key personnel; the ability of Take-Two to realize the benefits of the Combination, including net bookings opportunities and cost synergies; the ability to successfully integrate Old Zynga’s business with Take-Two’s business or to integrate the businesses within the anticipated timeframe; the outcome of any legal proceedings that may be instituted against Old Zynga or Take-Two in connection with the Combination; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect of economic, market or business conditions, including competition, consumer demand and the discretionary spending patterns of customers, or changes in such conditions, have on the operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development, launch or monetization of games and other products, and customer engagement, retention and growth, in each case, of Zynga and Take-Two; the risks of conducting the businesses of Zynga and Take-Two internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; and the ability to maintain acceptable pricing levels and monetization rates for the games of Zynga and Take-Two. Zynga and Take-Two caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Other important factors and information are contained in Take-Two’s and Old Zynga’s most recent Annual Reports on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” Old Zynga’s most recent Quarterly Reports on Form 10-Q, and each company’s other periodic filings with the Securities and Exchange Commission. Zynga and Take-Two expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Zynga and Take-Two with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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